UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 27, 2010

UNIVERSAL AMERICAN CORP.

(Exact Name of Registrant as Specified in its Charter)

New York	0-11321	11-2580136
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification Number)

Six International Drive, Suite 190

Rye Brook, New York 10573

(Address of Principal Executive Offices) (Zip Code)

(914) 934-5200

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17  CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR  240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the  Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the  Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On July 27, 2010, Universal American Corp. (the “Company”) entered into the Second Amendment to Credit Agreement (the “Second Amendment”) by and among the Company, certain Lenders party thereto and Bank of America, N.A., as administrative agent (the “Agent”).  The Second Amendment amends the Credit Agreement, dated as of September 18, 2007 (as amended, the “Credit Agreement”), by and among the Company, the Lenders party thereto and the Agent, swing line lender and L/C issuer.

The Second Amendment amends the Credit Agreement to, among other things: (i) increase the margin applicable to Eurodollar rate borrowings and letters of credit by up to 0.250% per annum depending on the Company’s consolidated leverage ratio and (ii) increase the limit on the Company’s ability to repurchase, redeem, or make dividends, distributions or other restricted payments in respect of, the Company’s capital stock, at a time when a “rating condition” (as defined in the Credit Agreement) exists, by $100 million to an aggregate of $300 million, provided that the Company prepay the term loans under the Credit Agreement in an amount equal to 50% of any such restricted payments declared and/or made on or after July 27, 2010.

The above description of the Second Amendment is qualified in its entirety by reference to the complete terms of the Second Amendment, a copy of which is included as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The Lenders or their affiliates have in the past engaged, and may in the future engage, in transactions with and perform services, including commercial banking, financial advisory and investment banking services, for the Company and its affiliates in the ordinary course of business for which they have received or will receive customary fees and expenses.

Item 2.02.     Results of Operations and Financial Condition.

On July 28, 2010, the Company issued a press release announcing its financial results for the quarter ended June 30, 2010.  A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

All of the information furnished in this report under Item 2.02 (including Exhibit 99.1) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and unless expressly set forth by specific reference in such filings, shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, whether made before or after the date hereof and regardless of any general incorporation language in such filings.

Item 8.01.     Other Events.

On July 28, 2010, the Board of Directors of the Company approved the payment of a special cash dividend of $2.00 per share to each holder of the Company’s outstanding  common stock and Series A Preferred Stock.  This special cash dividend will be payable on August 19, 2010 to the stockholders of record as of the close of business on August 5, 2010.  A copy of the press release announcing the special cash dividend is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(d) Exhibits.

10.1	Second Amendment to Credit Agreement, dated as of July 27, 2010, by and among Universal American Corp., certain Lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Press Release dated July 28, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 28, 2010

UNIVERSAL AMERICAN CORP.

By:	/s/ Tony L. Wolk
Name: Tony L. Wolk
Title: SVP, General Counsel and Secretary

EXHIBIT INDEX

10.1	Second Amendment to Credit Agreement, dated as of July 27, 2010, by and among Universal American Corp., certain Lenders party thereto and Bank of America, N.A., as administrative agent.

99.1	Press Release dated July 28, 2010